Exhibit 4.1



                     WASHINGTON MUTUAL FINANCE CORPORATION,

                                    CITICORP,

                                  AS GUARANTOR,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                   AS TRUSTEE




                             Supplemental Indenture

                           Dated as of January 9, 2004



                                  to Indenture

                           Dated as of October 1, 1997

            THIS SUPPLEMENTAL INDENTURE dated as of January 9, 2004 (the "Supplemental Indenture"), by and among Washington Mutual Finance Corporation (formerly known as Aristar, Inc.), a corporation organized and existing under the laws of the State of Delaware ("Washington Mutual"), Citicorp, a corporation organized and existing under the laws of the State of Delaware, as guarantor, and Wachovia Bank, National Association (as successor to First Union National
Bank), a national banking association, as trustee (the "Trustee");

            WHEREAS, Washington Mutual has heretofore executed and delivered to the Trustee an indenture dated as of October 1, 1997 (the "Indenture"), providing for the issuance by Washington Mutual from time to time of its senior debt securities;

            WHEREAS, on the date hereof, Washington Mutual will become a wholly owned subsidiary of Citicorp;

            WHEREAS, Citicorp desires to fully and unconditionally guarantee the payment obligations of Washington Mutual with respect to Washington Mutual's issued and outstanding senior securities under the Indenture (the "Notes") as set forth herein; and

            WHEREAS, the execution of the Supplemental Indenture is authorized and permitted by Section 901(10) of the Indenture and all conditions precedent provided for in the Indenture relating to the execution of the Supplemental Indenture have been complied with;

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That in order to effectuate the guarantee described herein, Citicorp agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (the "Holders"), as follows:

                                    ARTICLE I
                                    Guarantee

            Citicorp does hereby fully and unconditionally guarantee (the "Guarantee") to the Holders the due and punctual payment of the principal of and interest on all the Notes, according to their tenor (the "Obligations"), in accordance with the provisions of the Indenture, as supplemented, as provided below:

                       (a) Notice of acceptance of the Guarantee and of default of performance by Washington Mutual is expressly waived, and payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment in accordance with the provisions of the Indenture, stating the fact of default of performance, mailed to Citicorp at the following address:
Citicorp, Office of Corporate Treasury, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attention: Treasurer.

                       (b) The right of the Holders under any debt instrument of Washington Mutual that is outstanding as of the date hereof to claim payment from Citicorp under the Citicorp Guarantee shall rank in priority of payment with Citicorp's other obligations to exactly the same extent that the Obligations of Washington Mutual under such debt instrument rank with Washington Mutual's other obligations if any.

                       (c) The obligations of Citicorp under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Obligations; (2) any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or (3) any extension, moratorium or other relief granted to Washington Mutual pursuant to any applicable law or statute.

                       (d) The Guarantee shall be irrevocably valid until, and no claim may be asserted under the Guarantee after, the earliest to occur of:
(1) the tenth business day following the maturity date of all the Notes, either upon their respective stated maturities, redemption or otherwise; and (2) the date on which Washington Mutual ceases to be a wholly owned subsidiary of Citicorp, as set forth in an Officer's Certificate of Citicorp delivered to the Trustee.

                       (e) Citicorp shall be obligated to make payment under the Guarantee only by payment to the Trustee, for the benefit of the Holders, at the same address as Washington Mutual is obligated to make payment, provided that such address must be in the United States.

                       (f) Citicorp shall have no obligation to make payment or take action under the Guarantee during any period when payment by Washington Mutual, in accordance with the provisions of the Indenture, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

                       (g) Citicorp may, upon providing written notice of such assignment to the Trustee, assign its obligations under the Guarantee to an affiliate; provided that such affiliate shall have, at the date of such assignment, (1) a rating on its long-term, unsecured and unsubordinated indebtedness for borrowed money from any of Fitch Ratings (or any successor thereto, "Fitch"), Moody's Investors Service (or any successor thereto, "Moody's") or Standard & Poor's Rating Services (or any successor thereto, "Standard & Poor's") that is no lower than the rating then assigned by any of Fitch, Moody's or Standard & Poor's to the long-term, unsecured and unsubordinated indebtedness of Citicorp, or (2) assets and liabilities such that, if its long-term, unsecured and unsubordinated indebtedness for borrowed money were rated by any of Fitch, Moody's or Standard & Poor's, such rating would be either (A) higher or (B) no lower than two rating modifiers below the rating then assigned by any of Fitch, Moody's or Standard & Poor's to the long-term, unsecured and unsubordinated indebtedness of Citicorp. In the event of an assignment, such assignee shall be substituted in lieu of Citicorp with respect to the performance of the Obligations theretofore to be performed by Citicorp as described in this Article One, provided that, if such assignee ceases to be an affiliate of Citicorp at any time prior to the termination of the Guarantee, the Guarantee shall be deemed to be re-assigned to Citicorp, which shall be deemed to be substituted in lieu of such assignee with respect to the performance of the Obligations to be performed by such assignee. No consent of any holder of Notes is required to effect such assignment or re-assignment. For purposes of this subsection (g), the term "affiliate" shall mean any corporation incorporated under the laws of the United States which is either a direct or indirect wholly-owned subsidiary of Citigroup Inc.

                                   ARTICLE II
                            Miscellaneous Provisions

            SECTION II.1 Reports by Washington Mutual. Information, documents or reports required to be filed with the Trustee by Washington Mutual pursuant to
Section 704 of the Indenture shall be deemed filed with the Trustee if (a) such information, documents or reports are generally available on, and can be printed and/or downloaded from, the Securities and Exchange Commission's internet website, www.sec.gov (or any other website of which Washington Mutual notifies the Trustee), and (b) the Trustee has been notified by Washington Mutual that such information, documents or reports have been filed with the Securities and Exchange Commission.

            SECTION II.2 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

            SECTION II.3 Responsibility for Recitals, etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of Washington Mutual, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by Washington Mutual or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by Washington Mutual.

            SECTION II.4 Provisions Binding on Successors. All of the covenants, stipulations, premises and agreements made in this Supplemental Indenture by Washington Mutual and Citicorp shall bind their respective successors and assigns whether so expressed or not.

            SECTION II.5 New York Contract. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

            SECTION II.6 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  WASHINGTON MUTUAL FINANCE CORPORATION

                                  By: /s/ James R. Garner
                                     -------------------------------------------
                                     Name:  James R. Garner
                                     Title:  Executive Vice President


                                  CITICORP, as Guarantor

                                  By: /s/ Martin A. Waters
                                     -------------------------------------------
                                     Name:  Martin A. Waters
                                     Title:  Vice President


                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as Trustee

                                  By: /s/ John C. Stephens III
                                     -------------------------------------------
                                     Name:  John C. Stephens III
                                     Title:  Vice President

STATE OF Utah      )
                   )  ss.:
COUNTY OF Summit   )

         On this 9th day of January, 2004 before me personally came James R. Garner, to me personally known, who, being by me duly sworn, did depose and say that he/she is a/an/the Executive Vice President of Washington Mutual Finance Corporation, one of the corporations described in and which executed the above instrument, that he/she knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


[NOTARIAL SEAL]

                                      /s/ Susan Irwin
                                     -------------------------------------------
                                                    Notary Public

STATE OF New York  )
                   ) ss.:
COUNTY OF Queens   )

         On this 9th day of January, 2004 before me personally came
Martin A. Waters, to me personally known, who, being by me duly sworn, did depose and say that he/she is a/an/the Vice President of Citicorp, one of the corporations described in and which executed the above instrument, that he/she knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


[NOTARIAL SEAL]

                                      /s/ Victoria J. Pusateri
                                     -------------------------------------------
                                                    Notary Public

STATE OF           )
                   )  ss.:
COUNTY OF          )

         On this 9th day of January, 2004 before me personally came
John C. Stephens III, to me personally known, who, being by me duly sworn, did depose and say that he/she is a/an/the Vice President of Wachovia Bank, National Association, one of the corporations described in and which executed the above instrument, that he/she knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.


[NOTARIAL SEAL]

                                      /s/ Stephanie A. Moore
                                     -------------------------------------------
                                                    Notary Public